UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 23, 2011

VERTICAL HEALTH SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Florida	000-23201	59-3635262
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

7760 France Avenue South, 11th Floor
Minneapolis, Minnesota 55435
 (Address of principal executive offices) (Zip Code)

(612) 568-4210
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 23, 2011, Vertical Health Solutions, Inc. doing business as OnPoint Medical Diagnostics (the “Company”), appointed Chris Hafey to serve as the Company’s Chief Technology Officer.

Prior to joining the Company, Mr. Hafey was Chief Architect for Vital Images, a publicly held provider of advanced visualization and analysis software for medical imaging, from February 2007 through May 2011.  From January 2006 to December 2006, Mr. Hafey was Chief Technology Officer for QiGO, a privately held company.  Prior to QiGO, Mr. Hafey was Director of Engineering at Stentor, Inc. where he lead development of the iSite PACS workstation software from its genesis until the company was acquired by Philips Medical Systems.  He brings a proven track record of leading new development projects as well as extensive experience in the healthcare information technology domain.  Mr. Hafey earned a Bachelor of Science degree in Computer Engineering from California State University Chico.

Under the terms of Mr. Hafey’s employment, he is entitled to receive (i) an annual base salary of $190,000 and (ii) a target annual incentive bonus equal to 30% of his annual base salary pursuant to a cash bonus program for the 2011 calendar year (the “2011 Bonus Program”) approved by the Compensation Committee of the Board of Directors (the “Compensation Committee”) pursuant to the Bonus Award provisions of the Company’s 2011 Omnibus Incentive Compensation Plan (the “Plan”).

The Compensation Committee has not yet determined the performance metrics upon which the target annual incentive bonus will be based.  The actual bonus to be paid to the Mr. Hafey will be determined by the Compensation Committee on the basis of the level at which the performance metrics are actually attained, and each performance metric will be measured separately in terms of actual level of attainment.

In addition, on May 23, 2011, Mr. Hafey received options to purchase two hundred thousand (200,000) shares of the Company’s common stock under the Plan.  The options have an exercise price of $1.00 per share, which is equal to the fair market value on the date of grant, and are exercisable for a period of ten years from the date of grant.  Fifty thousand (50,000) options were vested on the date of grant and the remaining amount shall vest annually in equal installments of fifty thousand (50,000) shares on each of May 23, 2012, May 23, 2013 and May 23, 2014 such that the entire option grant is fully vested on May 23, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vertical Health Solutions, Inc.

By:	/s/ WILLIAM CAVANAUGH
Name:	William Cavanaugh
Title:	President and Chief Executive Officer

Date:  June 1, 2011